Exhibit 99.1
Constant Contact Announces Third Quarter 2011 Financial Results
Quarterly revenue increases 21% year-over-year
Adjusted EBITDA increases 47% year-over-year
WALTHAM, MA — October 27, 2011 — Constant Contact®, Inc. (Nasdaq: CTCT), the trusted marketing advisor to more than 450,000 small organizations worldwide, today announced its financial results for the third quarter ended September 30, 2011.
“The company delivered a solid performance during the third quarter. We combined 20 percent plus revenue growth with 20 percent plus Adjusted EBITDA margins; impressive considering the seasonal and macroeconomic headwinds facing the small business community,” said Gail Goodman, chief executive officer of Constant Contact.
Goodman added, “We are at the forefront of a fundamental shift in how small businesses market, interact and engage with their customers and prospects. Constant Contact is uniquely positioned to capitalize on this opportunity with our soon-to-be launched Social Campaigns product, which turns social media into a measurable, goal-oriented marketing medium for small businesses. This is a very exciting new product launch. We will further build on our product momentum with the introduction of our social CRM capabilities and delivery of our engagement marketing vision in 2012. We believe we are dramatically changing the game for small businesses.”
Third Quarter 2011 Financial Metrics
•	Revenue for the third quarter was $54.3 million, an increase of 21% compared to revenue of $44.8 million for the comparable period in 2010.

•	Gross margin in the third quarter was 71.1%, compared to 71.7% for the comparable period in 2010.

•	GAAP net income was $5.4 million for the third quarter of 2011, compared to $2.9 million for the third quarter of 2010.

•	GAAP net income per share was $0.18 for the third quarter of 2011, based on diluted weighted average shares outstanding of 30.4 million, compared to $0.10 for the comparable period in 2010, based on diluted weighted average shares outstanding of 29.9 million.

•	Adjusted EBITDA for the third quarter of 2011 was $12.0 million, an increase of 47% compared to Adjusted EBITDA of $8.1 million for the comparable period in 2010.

•	Adjusted EBITDA margin for the third quarter of 2011 was 22.1%, compared to 18.2% for the comparable period in 2010.

•	Non-GAAP net income per diluted share was $0.27 for the third quarter of 2011, based on diluted weighted average shares outstanding of 30.4 million, compared to $0.17 for the comparable period in 2010.

•	Cash flow from operations was $11.6 million for the three months ended September 30, 2011, compared to $9.2 million for the third quarter of 2010

•	Capital expenditures for the quarter were $4.1 million compared to $3.6 million for the third quarter of 2010

•	Free cash flow for the three months ended September 30, 2011 was $7.5 million, compared to $5.7 million for the third quarter of 2010.

•	The company had $128 million in cash, cash equivalents and short-term marketable securities at September 30, 2011, compared to $120 million at June 30, 2011.
Operating Metrics
•	Added 40,000 gross new unique paying customers in the third quarter, consistent with the third quarter of 2010. (*)

•	Ended the third quarter with 485,000 unique paying customers, an increase from 470,000 unique paying customers at the end of the second quarter of 2011 and 415,000 unique paying customers at the end of the third quarter of 2010. (*)

•	Average monthly revenue per unique customer, ARPU, for the third quarter was $37.94, up from $37.86 in the second quarter of 2011, and up from $36.90 in the comparable period in 2010.(**)

•	Monthly retention rate of unique paying customers remained in its historical range of 97.8%, plus or minus 0.5%, for each month during the third quarter.

(*)	Figures are rounded to nearest 5,000.

(**)	ARPU reflects the impact from the deferral of revenue associated with the money-back guarantee program launched in the third quarter.
Other Recent Highlights
•	Announced a money-back guarantee, which provides a full refund after 30 days if a customer is not 100 percent satisfied with results. The guarantee reflects the combined power of email and social media marketing and Constant Contact’s commitment to delivering success to small businesses.

•	Announced that more than 100,000 small organizations have utilized mobile applications and social integrations through the Constant Contact MarketPlace. The Constant Contact MarketPlace represents one of the largest collections of apps, integrations and marketing experts specifically designed to help small businesses and nonprofits maximize their marketing efforts.

•	Opened and staffed its United Kingdom office during the third quarter, marking the company’s first direct expansion outside of North America. The company plans to continue to increase its presence internationally.
“The strength of Constant Contact’s business model is evidenced by the fact that we grew Adjusted EBITDA by almost 50 percent, delivered an Adjusted EBITDA margin of 22 percent and grew revenue in excess of 20 percent. At the same time we continue to invest heavily behind the evolution of the company,” said Harpreet Grewal, chief financial officer of Constant Contact.
“As we look forward to 2012, Constant Contact is well positioned to deliver an attractive combination of solid revenue growth and continued margin expansion. We expect revenue in 2012 to be approximately $250 million and Adjusted EBITDA margins to increase 200 to 250 basis points — resulting in Adjusted EBITDA growth in the mid 30 percent range. We continue to invest to re-accelerate revenue growth beyond 2012,” Grewal concluded.

Business Outlook
Based on information available as of October 27, 2011, Constant Contact is issuing guidance for the fourth quarter, full year 2011 and full year 2012 as follows:
Fourth Quarter 2011:

Current Guidance (10/27/2011)
Total revenue	$56.8 m to $57.2 m
Adjusted EBITDA	$11.1 m to $11.5 m
Stock-based compensation expense	$2.8 m
GAAP net income	$4.1 m to $4.5 m
GAAP net income per share	$0.13 to $0.15
Non-GAAP net income per share	$0.23 to $0.24
Diluted weighted average shares outstanding	30.4 m shares
Full Year 2011:

	Prior Guidance	Current Guidance
	(7/28/2011)	(10/27/2011)*
Total revenue	$214 m to $216 m	$213.7 m to $214.1 m
Adjusted EBITDA	$35.0 m to $35.7 m	$35.2 m to $35.6 m
Stock-based compensation expense	$11.9 m	$11.4 m
GAAP net income	$7.7 m to $8.4 m	$8.9 m to $9.3 m
GAAP net income per share	$0.25 to $0.27	$0.29 to $0.30
Non-GAAP net income per share	$0.63 to $0.65	$0.66 to $0.68
Diluted weighted average shares outstanding	31.0 m shares	30.6 m shares

*	Current Full Year 2011 guidance reflects approximately $300,000 impact related to the deferral of revenue resulting from the recently launched Money Back Guarantee.
Full Year 2012:

Current Guidance (10/27/2011)
Total revenue	Approximately $250 million
Adjusted EBITDA	200 — 250 basis points of annual Adjusted EBITDA margin expansion
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow.
Adjusted EBITDA is calculated by taking GAAP net income, adding depreciation and amortization, stock-based compensation, adjusting for taxes, then subtracting interest and other income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue.

Non-GAAP net income is calculated by adding back stock-based compensation expense to GAAP net income, Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the diluted weighted average shares outstanding.
Free cash flow is calculated by subtracting cash paid for the acquisition of property and equipment from net cash provided by operating activities.
Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the company’s board of directors. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact third quarter 2011 financial results conference call
When:	Thursday, October 27, 2011
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(855) 859-2056, passcode 15329334, domestic
(404) 537-3406, passcode 15329334, international
Webcast:	http://investor.constantcontact.com/(live and replay)
The webcast will be archived on Constant Contact’s website for a period of three months.

About Constant Contact, Inc.
Constant Contact is revolutionizing the success formula for small organizations through affordable, easy-to-use Engagement Marketing (TM) tools that help create and grow customer relationships. More than 450,000 small businesses, nonprofits, and associations worldwide rely on Constant Contact to drive ongoing customer dialogs through email marketing, social media marketing, event marketing, and online surveys. All Constant Contact products come with unrivaled KnowHow, education, and free coaching with a personal touch, including award-winning customer support.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the company’s plans to launch a Social Campaigns product and other new product features and the acceptance by the market of the Social Campaigns product, the overall market demand for email marketing and social media marketing solutions and Constant Contact’s long-term market potential, scalable business model, international expansion, re-accelerating revenue growth and the financial guidance for the fourth quarter of 2011, full year 2011 and full year 2012. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the company’s ability to attract new customers and retain existing customers, the company’s dependence on the market for email marketing services for small organizations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the company operates, the company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, adverse regulatory or legal developments, the company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the company’s ability to compete effectively, the company’s ability to attract and retain key personnel, the company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Erika Dornaus
Constant Contact
(781) 482-7039
pr@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue	$54,346	$44,828	$156,888	$126,764
Cost of revenue	15,679	12,694	45,595	37,096

Gross profit	38,667	32,134	111,293	89,668

Operating expenses:
Research and development	7,338	5,890	22,325	17,454
Sales and marketing	19,455	18,773	66,204	57,694
General and administrative	6,191	4,551	17,887	13,454

Total operating expenses	32,984	29,214	106,416	88,602

Income from operations	5,683	2,920	4,877	1,066

Interest and other income	80	81	264	249

Income before income taxes	5,763	3,001	5,141	1,315

Expense for income taxes	(410)	(59)	(357)	(59)

Net income	$5,353	$2,942	$4,784	$1,256

Net income per share:
Basic	$0.18	$0.10	$0.16	$0.04
Diluted	$0.18	$0.10	$0.16	$0.04

Weighted average shares outstanding used in computing per share amounts:
Basic	29,631	28,887	29,481	28,666
Diluted	30,399	29,937	30,679	29,820

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$5,353	$2,942	$4,784	$1,256

Subtract:
Interest and other income	80	81	264	249

Add back:
Depreciation and amortization	3,535	3,131	10,567	8,595
Stock-based compensation expense	2,792	2,094	8,643	5,810
Provision for income taxes	410	59	357	59

Adjusted EBITDA	$12,010	$8,145	$24,087	$15,471

Divide by:
Revenue	$54,346	$44,828	$156,888	$126,764

Adjusted EBITDA margin	22.1%	18.2%	15.4%	12.2%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income	$5,353	$2,942	$4,784	$1,256

Add back:
Stock-based compensation expense	2,792	2,094	8,643	5,810

Non-GAAP net income	$8,145	$5,036	$13,427	$7,066

Non-GAAP net income per share: diluted	$0.27	$0.17	$0.44	$0.24

Weighted average shares outstanding used in computing per share amounts	30,399	29,937	30,679	29,820
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net cash provided by operating activities	$11,600	$9,217	$28,246	$20,450

Subtract:
Acquisition of property and equipment	4,092	3,567	12,921	11,917

Free cash flow	$7,508	$5,650	$15,325	$8,533

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	September 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$35,931	$32,892
Marketable securities	91,771	91,461
Accounts receivable, net	52	44
Prepaid expenses and other current assets	5,670	5,562

Total current assets	133,424	129,959

Property and equipment, net	32,796	29,723
Restricted cash	750	750
Goodwill	18,448	5,248
Acquired intangible assets, net	2,339	781
Other assets	2,162	1,214

Total assets	$189,919	$167,675

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,386	$7,444
Accrued expenses	11,465	6,724
Deferred revenue	28,375	25,103

Total current liabilities	44,226	39,271

Other long-term liabilities	2,317	2,282

Total liabilities	46,543	41,553

Common stock	297	293
Additional paid-in capital	181,395	168,974
Accumulated other comprehensive income	58	13
Accumulated deficit	(38,374)	(43,158)

Total stockholders’ equity	143,376	126,122

Total liabilities and stockholders’ equity	$189,919	$167,675

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities
Net Income	$4,784	$1,256
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,567	8,595
Amortization of premiums on investments	493	36
Stock-based compensation expense	8,643	5,810
Recovery of bad debts	(1)	(1)
Gain on sales of marketable securities	(13)	—
Deferred income taxes	221	—
Taxes paid related to net share settlement of equity awards	(154)	—
Change in operating assets & liabilities, net of effects from acquisition:
Accounts receivable	(7)	6
Prepaid expenses and other current assets	(108)	(1,148)
Other assets	(948)	(54)
Accounts payable	(3,058)	(113)
Accrued expenses	4,741	2,781
Deferred revenue	3,272	4,109
Other long-term liabilities	(186)	(827)

Net cash provided by operating activities	28,246	20,450

Cash flows from investing activities
Purchases of marketable securities	(111,035)	(84,261)
Proceeds from maturities of marketable securities	28,563	72,695
Proceeds from sales of marketable securities	81,727	—
Payment for acquisition, net of cash acquired	(15,000)	(2,225)
Acquisition of property and equipment	(12,921)	(11,917)

Net cash used in investing activities	(28,666)	(25,708)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	3,024	2,306
Proceeds from issuance of common stock pursuant to employee stock purchase plan	435	390

Net cash provided by financing activities	3,459	2,696

Net increase (decrease) in cash and cash equivalents	3,039	(2,562)
Cash and cash equivalents, beginning of period	32,892	59,822

Cash and cash equivalents, end of period	$35,931	$57,260

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock in connection with the acquisition of NutshellMail, Inc.	$—	$3,603
Capitalization of stock-based compensation	477	204